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                           DYNATECH CORPORATION
                      Subsidiaries of the Registrant
EXHIBIT 21
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                                                           State or other jurisdiction
        Name of Parent of Subsidiary                             of organization
- - - ------------------------------------------                 ---------------------------
Dynatech Corporation - Parent                                   Massachusetts
Dynatech U.S.A., Inc.                                           Massachusetts
Alpha Image, Inc.                                               Delaware
Alta Group, Inc.                                                California
Asinc, Incorporated                                             California
Atmospheric Research Systems, Inc.                              Florida
Bradley Telcom Corporation (inactive)                           New Jersey
ColorGraphics Systems, Inc.                                     Wisconsin
ComCoTec, Inc.                                                  Illinois
Computerized Medical Systems, Inc.                              Missouri
DaVinci Systems, Inc.                                           Florida
Digital Technology, Inc.                                        Ohio
Dolphin Networks, Inc.                                          Georgia
Dyna FSC Corporation                                            U.S. Virgin Islands
Dynatech Cable Products Group, Inc.                             Utah
Dynatech Communications, Inc.                                   Delaware
Dynatech Laboratories, Inc.                                     Delaware
Dynatech Leasing Corporation                                    Nevada
Dynatech Microwave Technology, Inc.                             Nevada
Dynatech Nevada, Inc.                                           Nevada
Dynatech NewStar, Inc.                                          Wisconsin
Dynatech Precision Sampling Corporation                         Louisiana
Dynatech Tactical Communications, Inc.                          Massachusetts
Dynatech Video Group, Inc.                                      Utah
Dynatech Video & Specialty Computers, Inc.                      Wisconsin
Geomet Data Services, Inc.                                      Arizona

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
Dynatech Spectrum, Inc.                                         California
Industrial Computer Source, Inc.                                California
Innovative Electronics, Inc.                                    Florida
Interface Technology, Inc.                                      California
L.E.A. Dynatech, Incorporated                                   Florida
Lightning Location and Protection, Inc.                         Arizona
LP Com (inactive)                                               California
Micro Processor Systems, Inc.                                   Michigan
Parallax Graphics, Inc.                                         California
Piiceon, Inc.                                                   California
Qualimetrics, Inc.                                              California
Quanta Corporation                                              Utah
Quanta International Corporation                                Utah
Science Associates, Inc. (in liquidation)                       New Jersey
Telecommunications Techniques Corporation                       Maryland
Trigon Industries, Inc.                                         California
Trontech, Inc.                                                  New Jersey
Unex Corporation                                                Massachusetts
U.S. Computer Systems, Inc.                                     Ohio
Utah Scientific Inc.                                            Nevada
V.I. Corporation                                                Massachusetts
Weathertronics International, Inc. (inactive)                   California
Whistler Corporation                                            Massachusetts
XKD Corporation                                                 California
Alpha Image, Limited                                            England
Cromemco, G.m.b.H. (inactive)                                   Germany
Cromemco, Limited (inactive)                                    England
Cybermation, Limited (inactive)                                 England
Dynatech A.G. (in liquidation)                                  Switzerland
Dynatech Video Group, Ltd.                                      England
Dynatech Communications, Ltd.                                   Canada

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
Dynatech Communications, Ltd.                                England
Dynatech Scandinavia A/S                                     Norway
Dynatech Communications SRL                                  Italy
Dynatech Communications Svenska A.B.                         Sweden
Dynatech Data Communications, Ltd.                           Guernsey, Channel Islands
Dynatech Communications Espani (in liquidation)              Spain
Dynatech Communications G.m.b.H.                             Germany
Dynatech Deutschland, G.m.b.H.                               Germany
Dynatech Gesellschaft Furdated Verarbeitung                  Germany
Dynatech Systems France, SA                                  France
Dynatech Holdings Ltd.                                       Guernsey, Channel Islands
Dynatech Holdings Ltd.                                       England
Dynatech Holdings S.A.R.L.                                   France
Dynatech Hong Kong, Ltd.                                     Hong Kong
Dynatech Investments, Ltd.                                   Guernsey, Channel Islands
Nihon Dynatech K.K.                                          Japan
Dynatech Laboratories, Ltd.                                  England
Dynatech Medical Products, Ltd.                              Guernsey, Channel Islands
Dynatech Produkte A.G.                                       Switzerland
Dynatech Systems, Limited                                    England
Industrial Computer Source France                            France
Laboratorie Dynatech SARL                                    France
Piiceon, Ltd.                                                England
Qualimetrics, Limited                                        England
Telecommunications Techniques Company (UK), Ltd.             England
Dynatech Laboratories s.r.o.                                 Czech Republic
Telecommunications Techniques Company (Ireland) Ltd.         Ireland
V.I. Corporation (Europe) Ltd.                               England

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